EXHIBIT 9.01(a)















                            MEDICAL CONNECTIONS, INC.

                    REVIEWED FINANCIAL STATEMENTS (UNAUDITED)

                           SEPTEMBER 30, 2005 AND 2004

                            MEDICAL CONNECTIONS, INC.
                    REVIEWED FINANCIAL STATEMENTS (UNAUDITED)
                           SEPTEMBER 30, 2005 AND 2004

                                TABLE OF CONTENTS

                                                                         PAGE(S)
                                                                         -------
Report of Independent Registered Public Accounting Firm                     2

Reviewed Financial Statements (Unaudited):

    Reviewed Balance Sheets as of September 30, 2005 and 2004 (Unaudited)   3

    Reviewed Statements of Operations for the nine and three months
       ended September 30, 2005 and 2004 (Unaudited)                        4

    Reviewed Statement of Stockholders' (Deficit for the nine months
       ended September 30, 2005 and 2004                                    5

    Reviewed Statements of Cash Flow for the nine months ended
       September 30, 2005 and 2004 (Unaudited)                              6-7

    Notes to Reviewed Financial Statements (Unaudited)                      8-18

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Medical Connections, Inc.
Boca Raton, Florida

We have reviewed the accompanying balance sheets of Medical Connections, Inc. (the "Company") as of September 30, 2005 and 2004 and the related statements of operations for the nine and three months then ended, statement of changes in stockholders' (deficit), and cash flows for the nine months then ended September 30, 2005 and 2004.. These interim financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                   BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

December 6, 2005


              MEMBER OF:  AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

                            MEDICAL CONNECTIONS, INC
                       REVIEWED BALANCE SHEETS (UNAUDITED)
                           SEPTEMBER 30, 2005 AND 2004


                                                                         2005             2004
                                                                     -----------      -----------
                                     ASSETS

CURRENT ASSETS
    Cash                                                             $   269,405      $   133,942
    Accounts receivable - net                                            154,757               --
    Loan receivable - related party                                           --           63,500
                                                                     -----------      -----------

         TOTAL CURRENT ASSETS                                            424,162          197,442
                                                                     -----------      -----------

EQUIPMENT
    Equipment                                                            149,012            9,425
     Less: accumulated depreciation                                      (16,091)          (1,990)
                                                                     -----------      -----------
         NET EQUIPMENT                                                   132,921            7,435
                                                                     -----------      -----------

OTHER ASSETS
    Security deposit                                                      33,213               --
                                                                     -----------      -----------

TOTAL ASSETS                                                         $   590,296      $   204,877
                                                                     ===========      ===========



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Liability for stock to be issued                                  $   618,189      $        --
                                                                     -----------      -----------

          TOTAL CURRENT LIABILITIES                                      618,189               --
                                                                     -----------      -----------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock, $.001 par value, 50,000,000 shares authorized,
     8,263,216 and 6,565,949 shares issued and outstanding
     at September 30, 2005 and 2004, respectively                          8,263            6,566
   Additional paid-in capital                                          2,260,954          565,383
   Subscription receivable                                              (202,800)          (6,000)
   Accumulated deficit                                                (2,094,310)        (361,072)
                                                                     -----------      -----------

          TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (27,893)         204,877
                                                                     -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY (DEFICIT)                $   590,296      $   204,877
                                                                     ===========      ===========



                 The accompanying notes are an integral part of
                      these reviewed financial statements.

                            MEDICAL CONNECTIONS, INC.
                  REVIEWED STATEMENTS OF OPERATIONS (UNAUDITED)
         FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

                                                NINE MONTHS ENDED               THREE MONTHS ENDED
                                                 SEPTEMBER 30,                    SEPTEMBER 30,
                                           2005              2004              2005            2004
                                        -----------      -----------      -----------      -----------
REVENUES                                $   412,823      $    19,639      $   195,473      $        --
                                        -----------      -----------      -----------      -----------
OPERATING EXPENSES
   Advertising and marketing                  2,865           14,909               --            2,105
   Administrative                           233,421           38,033           77,790           14,413
   Automotive                                 3,701            2,580            1,213              954
   Commissions                                   --           11,000               --               --
   Contract labor                           227,565               --           40,500               --
   Compensation expense                     150,000               --           50,000               --
   Computer expense                          15,423               --            4,494               --
   Outside services                         387,366          124,777          260,130           16,000
   Payroll                                  388,490               --          158,135           30,615
   Payroll taxes                             42,017               --           18,778            5,286
   Professional fees                        121,878           12,329           57,893            5,038
   Rent                                      48,017            8,480           21,934            3,180
   Telephone                                 23,314            3,686           10,442            2,375
   Travel and entertainment                  15,359            4,622              248            1,355
   Placement fee                             27,766               --            7,966               --
   Depreciation                              13,936            1,799            6,212              463
                                        -----------      -----------      -----------      -----------
          TOTAL OPERATING EXPENSES        1,701,118          222,215          715,735           81,784
                                        -----------      -----------      -----------      -----------

   NET (LOSS) BEFORE OTHER INCOME        (1,288,295)        (202,576)        (520,262)         (81,784)
                                        -----------      -----------      -----------      -----------

   OTHER INCOME
         Interest income                        891               --              891               --
         Litigation award                        --           13,000               --           10,500
                                        -----------      -----------      -----------      -----------
   TOTAL OTHER INCOME                           891           13,000              891           10,500
                                        -----------      -----------      -----------      -----------

NET (LOSS) BEFORE
   PROVISION FOR INCOME TAXES            (1,287,404)        (189,576)        (519,371)         (71,284)
         Provision for income taxes              --               --               --               --
                                        -----------      -----------      -----------      -----------

NET (LOSS) APPLICABLE TO
   COMMON SHARES                        $(1,287,404)     $  (189,576)     $  (519,371)     $   (71,284)
                                        ===========      ===========      ===========      ===========

NET LOSS PER BASIC AND DILUTED
   SHARE                                $     (0.17)     $     (0.03)     $     (0.06)     $     (0.01)
                                        ===========      ===========      ===========      ===========

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES OUTSTANDING           7,713,906        6,344,135        8,105,675        6,507,066
                                        ===========      ===========      ===========      ===========

                 The accompanying notes are an integral part of
                      these reviewed financial statements.

                            MEDICAL CONNECTIONS, INC.
                      STATEMENT OF STOCKHOLDERS' (DEFICIT)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

                                                                    ADDITIONAL
                                             COMMON STOCK           PAID - IN    ACCUMULATED    SUBSCRIPTION
DESCRIPTION                             SHARES        AMOUNT         CAPITAL       DEFICIT      RECEIVABLES       TOTAL
                                     -----------    -----------    -----------   -----------    -----------    -----------
Balance, January 1, 2004               6,180,000    $     6,180    $   179,820   $  (171,496)   $    (6,000)   $     8,504

Common stock issued for cash             385,949            386        385,563            --             --        385,949

Net loss for the nine month period            --             --             --      (189,576)            --       (189,576)
                                     -----------    -----------    -----------   -----------    -----------    -----------

Balance, September 30, 2004            6,565,949    $     6,566    $   565,383   $  (361,072)   $    (6,000)   $   204,877
                                     ===========    ===========    ===========   ===========    ===========    ===========

Balance, January 1, 2005               7,096,916          7,097      1,095,820      (806,906)        (6,000)       290,011

Common stock issued for cash           1,066,300          1,066      1,065,234            --             --      1,066,300

Common stock for compensation            100,000            100         99,900            --             --        100,000

Cash received stock to be issued              --             --             --            --       (196,800)      (196,800)

Net loss for the nine month period            --             --             --    (1,287,404)            --     (1,287,404)
                                     -----------    -----------    -----------   -----------    -----------    -----------

Balance, September 30, 2005            8,263,216    $     8,264    $ 2,260,954   $(2,094,310)   $  (202,800)   $   (27,893)
                                     ===========    ===========    ===========   ===========    ===========    ===========












                 The accompanying notes are an integral part of
                      these reviewed financial statements.

                            MEDICAL CONNECTIONS, INC
                  REVIEWED STATEMENTS OF CASH FLOW (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

                                                          2005           2004
                                                      -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES
   Net (loss)                                         $(1,287,404)   $  (189,576)

ADJUSTMENTS TO RECONCILE NET (LOSS) TO NET CASH
 (USED IN) OPERATING ACTIVITIES:
    Depreciation                                           13,936          1,799
    Common stock issued for compensation                  100,000             --
CHANGES IN ASSETS AND LIABILITIES
   (Increase) in accounts receivable                     (154,757)            --
   Decrease in security deposit                             7,041             --
   Decrease (increase) in subscription receivable        (196,800)
                                                      -----------    -----------

          NET CASH (USED IN) OPERATING ACTIVITIES      (1,517,984)      (187,777)
                                                      -----------    -----------


CASH FLOW FROM INVESTING ACTIVITIES
   Purchase of equipment                                 (138,011)          (315)
                                                      -----------    -----------
        NET CASH (USED IN) INVESTING ACTIVITIES          (138,011)          (315)
                                                      -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock               1,066,300        385,949
   (Increase) in loans receivable - related party              --        (63,500)
   Liabiltiy for stock to be issued                       543,194        (50,000)
                                                      -----------    -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES     1,609,494        272,449
                                                      -----------    -----------

NET INCREASE (DECREASE) IN CASH AND CASH
   EQUIVALENTS                                            (46,501)        84,357

CASH AND CASH EQUIVALENTS
    -BEGINNING OF PERIOD                                  315,906         49,585
                                                      -----------    -----------

CASH AND CASH EQUIVALENTS
    - END OF PERIOD                                   $   269,405    $   133,942
                                                      ===========    ===========


                 The accompanying notes are an integral part of
                      these reviewed financial statements.

                            MEDICAL CONNECTIONS, INC
            REVIEWED STATEMENTS OF CASH FLOW (CONTINUED) (UNAUDITED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004




                                                         2005        2004
                                                      ---------   ---------


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

     Cash paid during the period for:
          Interest                                    $      --   $      --
                                                      =========   =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INFORMATION:

    Subscription receivable for common stock issued   $ 296,800   $   6,000
                                                      =========   =========
    Common stock issued as compensation               $ 100,000   $      --
                                                      =========   =========

















                 The accompanying notes are an integral part of
                      these reviewed financial statements.

                            MEDICAL CONNECTIONS, INC.
               NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Medical Connections, Inc. (the Company) was incorporated on November 27, 2002 under the laws of the State of Florida. The business purpose of the Company is to specialize in the recruiting and placing of healthcare professionals in a variety of settings.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having an original maturity of three months or less at the time of purchase.

         ACCOUNTS RECEIVABLE

         The Company conducts business and extends credit based on an evaluation of the customers' financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

         PROVISION FOR BAD DEBT

         Under SOP 01-6 "Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their history, no allowance for doubtful accounts has been established at September 30, 2005 and 2004.

         Bad debt expense for the nine months ended September 30, 2005 and 2004 was $0, respectively.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         CONCENTRATION OF CREDIT RISK

         Financial instruments that potentially subject the Company to credit risk consist of cash equivalents and accounts receivable.

         The Company's policy is to review the amount of credit exposure to any one financial institution and place investments with financial institutions evaluated as being creditworthy. In the ordinary course of business, the Company has bank deposits that may exceed federally insured limits. As of September 30, 2005 and 2004, the Company had $118,528 and $0 in excess of the $100,000 insured limit.

         Concentration of credit risk, with respect to accounts receivable-customers, is limited through the Company's credit evaluation process. The Company reviews the credit history before extending credit. Generally, the Company does not require collateral from its customers

         EQUIPMENT

         Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, three to five years. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its equipment by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

         If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECLASSIFICATION

         Certain amounts for the nine months ended September 30, 2004 have been reclassified to conform to the presentation of the September 30, 2005 amounts. The reclassifications have no effect on operations for the nine months ended September 30, 2004.

         INCOME TAXES

         The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

         ADVERTISING

         The Company's policy is to expense the costs of advertising and marketing as they are incurred. Advertising expense for the nine months ended September 30, 2005 and 2004 was $2,865 and $14,909, respectively.

         START-UP COSTS

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option or share issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense, common stock and additional paid-in capital.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         COMMON STOCK ISSUED FOR OTHER THAN CASH

         Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

         (LOSS) PER SHARE OF COMMON STOCK

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

         The following is a reconciliation of the computation for basic and diluted EPS:

                                             SEPTEMBER 30,    SEPTEMBER 30,
                                                2005              2004
                                             -----------      -----------

         Net (loss)                         $(1,287,404)     $  (189,576)
                                            -----------      -----------

         Weighted average common shares
           outstanding (Basic)                7,713,906        6,344,135

         Weighted average common stock
           equivalents
           Stock options                             --               --
           Warrants                                  --               --
                                            -----------      -----------

         Weighted average common shares
           outstanding (Diluted)              7,713,906        6,344,135
                                            ===========      ===========


         There are no common stock equivalents outstanding at September 30, 2005 and 2004.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  (CONTINUED)

         REVENUE RECOGNITION

         The Company records its transactions under the accrual method of accounting whereby income is recognized when the services are rendered and collection is reasonably assured.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable and liability for stock to be issued approximate fair value because of the immediate or short-term maturity of these financial instruments.

         RECENT ACCOUNTING PRONOUNCEMENTS

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
         2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the fourth quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the fourth quarter of fiscal year 2005 and thereafter.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE 3-  EQUIPMENT

         Equipment consists of the following at September 30, 2005 and 2004:


                                                2005           2004
                                             ---------      ---------

         Computer and office equipment       $  58,622      $   9,425
         Furniture                              66,885             --
         Leasehold improvements                 23,505             --
         Less:  accumulated depreciation       (16,091)        (1,990)
                                             ---------      ---------

         Net book value                      $ 132,921      $   7,435
                                             =========      =========


         Depreciation expense for the nine months ended September 30, 2005 and 2004 was $13,936 and $1,799, respectively.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 4 - LOAN RECEIVABLE - RELATED PARTY

         This account represents a loan to a company owned by one of the officer's of the Company. The loan was due on demand, with no stated interest rate. This loan was repaid in the fourth quarter of 2004.

NOTE 5 - STOCKHOLDERS' EQUITY

         COMMON STOCK

         As of September 30, 2005, the Company has 50,000,000 shares of common stock authorized at $0.001 par value and 8,263,216 issued and outstanding.

         In November 2002, the Company issued 2,550,000 shares to one of its founders. In September of 2004, these shares were cancelled by the Company. The Company has retroactively reflected the cancellation of these shares back to 2002.

         The following details the stock transactions for the Company for the nine months ended September 30, 2004:

         The Company issued 385,949 shares of par value .001 stock valued at $1.00 per share for cash for a total of $385,949.

         The following details the stock transactions for the nine months ended September 30, 2005:

         The Company issued 1,066,300 shares of par value $.001 stock valued at $1.00 per share for cash for a total value of $1,066,300.

         The Company issued 100,000 shares of common stock to a key employee as compensation. These shares had a market value of $100,000 and were charged as compensation.

         The Company entered into a subscription agreement with various individuals for the purchase of 606,204 shares of stock. The Company received $618,189 for these shares and this amount has been recorded as a liability for stock to be issued as these certificates have not been issued as of September 30, 2005.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 6 - PROVISION FOR INCOME TAXES

         The Company accounts for income taxes using the liability method. At September 30, 2005 net deferred tax assets consist of the following:

                                          2005
                                       ---------

         Deferred tax asset            $ 714,000

         Less: valuation allowance      (714,000)
                                       ---------

         Net deferred tax assets       $      --
                                       =========


         At September 30, 2005, the Company had accumulated deficits approximating $2,100,000, available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future period.

NOTE 7-  OPERATING LEASES

         The Company leases office space under a sixty-three month lease commencing December 31, 2004 with a renewal option for a five-year period. The lease did not take effect until March 2005 due to delays in construction. Monthly payments under the lease are $7,311. According to the terms of the lease, the rent will increase 3% each year. The Company is required to pay property taxes, insurance and other costs relating to the leased facilities. Utilities and common area maintenance are included in the monthly rent amount.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004

NOTE 7-  OPERATING LEASES (CONTINUED)

         The following is a schedule by years of future minimum rental payments required under operating lease that have initial or remaining noncancelable lease terms in excess of one year as of September 30, 2005:

                           2005              $ 89,048
                           2006                91,715
                           2007                94,468
                           2008                97,269
                           2009               100,193
                                             --------

         Total minimum payments required     $472,693
                                             ========


NOTE 8 - GOING CONCERN

         The accompanying financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has sustained operating losses, and has little recurring revenues to sustain its operations. These items raise substantial doubt about the Company's ability to continue as a going concern.

         In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                            MEDICAL CONNECTIONS, INC.
         NOTES TO REVIEWED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)
                           SEPTEMBER 30, 2005 AND 2004


NOTE 8 - GOING CONCERN (CONTINUED)

         The Company's continued existence is dependent upon its ability to generate sufficient cash flows from equity financing and product revenues.

NOTE 9 - SUBSEQUENT EVENT

On January 26, 2005, the Company entered into a share for share exchange agreement with Webb Mortgage Depot, Inc. Webb Mortgage Depot, Inc. is a publicly traded company on the OTC bulletin board (WBBM). The anticipating closing date is December 2005.

                            MEDICAL CONNECTIONS, INC.

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                            MEDICAL CONNECTIONS, INC.
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003

                                TABLE OF CONTENTS




                                                                        PAGES(S)

Report of Independent Registered Public Accounting Firm                    2

Balance Sheets as of December 31, 2004 and 2003                            4

Statements of Operations for the Years Ended December 31, 2004
      and December 31, 2003                                                5

Statement of Changes in Stockholders' (Equity) for the Years Ended
     December 31, 2004 and December31, 2003                                6

Statements of Cash Flow for the Years Ended December 31, 2004
     and December 31, 2003                                                 7

Notes to Financial Statements                                             8-17

                        BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants

                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


To the Board of Directors and Stockholders
Medical Connections, Inc.

We have audited the accompanying balance sheet of Medical Connections, Inc.(a Florida corporation) as of December 31, 2004 and 2003 and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements for the years ended December 31, 2004 and 2003 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company sustained operating losses and has little recurring operating revenue, which raises substantial doubt about its ability to continue as a going concern. Management's operating and financing plans in regard to these matters are also discussed in Note 8. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Connections, Inc., as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year and period then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the financial statements, the Company's previously issued December 31, 2004 and 2003 financial statements have been amended to reflect the cancellation of 2,550,000 shares issued to an officer in 2003. The Company has retroactively reflected the cancellation back to 2002. The cancellation of shares had no effect on the net loss or the deficits accumulated during the development stage.

Bagell, Josephs & Company LLC
Bagell, Josephs & Company LLC
Certified Public Accountants
Gibbsboro, New Jersey
February 14, 2005




























             MEMBER OF:   AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
                          PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                          NEW YORK STATE SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

                            MEDICAL CONNECTIONS, INC
                                 BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                       RESTATED
                                                                        2004             2003
                                                                    -----------      -----------
                                     ASSETS

CURRENT ASSET
    Cash                                                            $   315,906      $    49,585
                                                                    -----------      -----------

         TOTAL CURRENT ASSETS                                           315,906           49,585
                                                                    -----------      -----------

EQUIPMENT
    Equipment                                                            11,001            9,110
     Less: accumulated depreciation                                      (2,155)            (191)
                                                                    -----------      -----------
         NET EQUIPMENT                                                    8,846            8,919
                                                                    -----------      -----------

OTHER ASSETS
    Security deposit                                                     40,254               --
                                                                    -----------      -----------

TOTAL ASSETS                                                        $   365,006      $    58,504
                                                                    ===========      ===========



        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Liability for stock to be issued                                 $    74,993      $    50,000
                                                                    -----------      -----------

          TOTAL CURRENT LIABILITIES                                      74,993           50,000
                                                                    -----------      -----------

STOCKHOLDERS' EQUITY
   Common stock, $.001 par value, 50,000,000 shares authorized,
     7,096,916 and 6,180,000 shares issued and oustanding
     at December 31, 2004 and 2003, respectively                          7,096            6,180
   Additional paid-in capital                                         1,095,820          179,820
   Subscription receivable                                               (6,000)          (6,000)
   Accumulated deficit                                                 (806,903)        (171,496)
                                                                    -----------      -----------

          TOTAL STOCKHOLDERS' EQUITY                                    290,013            8,504
                                                                    -----------      -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY                         $   365,006      $    58,504
                                                                    ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                            MEDICAL CONNECTIONS, INC.
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                            RESTATED
                                            2004             2003
                                        -----------      -----------

REVENUES                                $    43,532      $    15,342
                                        -----------      -----------

OPERATING EXPENSES
   Advertising and marketing                 27,534           18,830
   Administrative                            77,620           21,352
   Automotive                                 4,238               --
   Contract Labor                            88,300               --
   Commissions                              136,932           74,302
   Compensation expense                     232,475            9,332
   Outside services                          25,541           10,511
   Payroll                                   38,226           10,748
   Payroll taxes                              3,800            1,198
   Professional fees                         24,341           10,905
   Rent                                      11,960           15,515
   Telephone                                  8,148            6,575
   Travel and entertainment                  10,860            7,379
   Depreciation                               1,964              191
                                        -----------      -----------
          TOTAL OPERATING EXPENSES          691,939          186,838
                                        -----------      -----------

   NET (LOSS) BEFORE OTHER INCOME          (648,407)        (171,496)
                                        -----------      -----------

   OTHER INCOME
         Litigation award                    13,000               --
                                        -----------      -----------

   NET (LOSS) BEFORE
   PROVISION FOR INCOME TAXES              (635,407)        (171,496)
         Provision for income taxes              --               --
                                        -----------      -----------

NET (LOSS) APPLICABLE TO
   COMMON SHARES                        $  (635,407)     $  (171,496)
                                        ===========      ===========

BASIC AND DILUTED LOSS
   PER SHARE                                   (.10)            (.04)
                                        ===========      ===========

WEIGHTED AVERAGE NUMBER
   OF COMMON SHARES                       6,068,386        4,508,203
                                        ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                            MEDICAL CONNECTIONS, INC.
                   STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                               ADDITIONAL       RESTATED
                                        COMMON STOCK           Paid - In      ACCUMULATED    SUBSCRIPTION      RESTATED
Description                        Shares         Amount        Capital         Deficit       Receivables       Total
-----------                      ----------     ----------     ----------     ----------      ----------      ----------
Balance, January 1, 2003          6,000,000     $    6,000     $       --     $       --      $   (6,000)     $       --

Common stock issued for cash        180,000            180        179,820             --              --         179,820

Net loss for the year                    --             --             --       (171,496)             --        (171,496)
                                 ----------     ----------     ----------     ----------      ----------      ----------

Balance, December 31, 2003        6,180,000     $    6,180     $  179,820     $ (171,496)     $   (6,000)     $    8,504

Common stock issued for cash        916,916            916        916,000             --              --         916,916

Net loss for the year                    --             --             --       (635,407)             --        (635,407)
                                 ----------     ----------     ----------     ----------      ----------      ----------

Balance, December 31, 2004        7,096,916     $    7,096     $1,095,820     $ (806,903)     $   (6,000)     $  290,013
                                 ----------     ----------     ----------     ----------      ----------      ----------












   The accompanying notes are an integral part of these financial statements.

                            MEDICAL CONNECTIONS, INC
                             STATEMENTS OF CASH FLOW
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                        RESTATED
                                                           2004           2003
                                                        ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                             $(635,407)     $(171,496)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH
USED IN OPERATING ACTIVITIES:
    Depreciation                                            1,964            191
CHANGES IN ASSETS AND LIABILITIES
   (Increase) in security deposit                         (40,254)            --
                                                        ---------      ---------

          NET CASH (USED IN) OPERATING ACTIVITIES        (673,697)      (171,305)
                                                        ---------      ---------


CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of equipment                                   (1,891)        (9,110)
                                                        ---------      ---------
        NET CASH (USED IN) INVESTING ACTIVITIES            (1,891)        (9,110)
                                                        ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                 916,916        180,000
   Liabiltiy for stock to be issued                        24,993         50,000
                                                        ---------      ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES       941,909        230,000
                                                        ---------      ---------

NET INCREASE IN CASH AND CASH
   EQUIVALENTS                                            266,321         49,585

CASH AND CASH EQUIVALENTS
    -BEGINNING OF YEAR                                     49,585             --
                                                        ---------      ---------

CASH AND CASH EQUIVALENTS
    - END OF YEAR                                       $ 315,906      $  49,585
                                                        =========      =========




   The accompanying notes are an integral part of these financial statements.

                            MEDICAL CONNECTIONS, INC
                          (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE
            PERIOD NOVEMBER 27, 2002 (INCEPTION) TO DECEMBER 31, 2002
                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)

                                                                                                  CUMULATIVE TOTALS
                                                                                                  NOVEMBER 27, 2002
                                                                                                   (INCEPTION) TO
                                                                                                        TO
                                                                                                   DECEMBER 31,
                                                                      2003             2002            2003
                                                                    =========        =========      =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION:

     Cash paid during the period for:
          Interest                                                  $      --        $      --      $      --
                                                                    =========        =========      =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH
   INFORMATION:

    Subscription receivable for common stock issued to founders     $      --        $   8,550      $   8,550
                                                                    =========        =========      =========















  The accompanying notes are an integral part of these financial statements.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

         Medical Connections, Inc. (the Company) was incorporated on November 27, 2002 under the laws of the State of Florida. The business purpose of the Company is to specialize in the recruiting and placing of healthcare professionals in a variety of settings.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.

         EQUIPMENT

         Equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, three to five years. Reviews are regularly performed to determine whether facts and circumstances exist that indicate carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its equipment by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.

         If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When equipment is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in operations.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECLASSIFICATION

         Certain amounts for the year ended December 31, 2003 have been reclassified to conform to the presentation of the December 31, 2004 amounts. The reclassifications have no effect on net income for the year ended December 31, 2004

         INCOME TAXES

         The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled

         ADVERTISING

         The Company's policy is to expense the costs of advertising and marketing as they are incurred. Advertising expense for the year ended December 31, 2004 and 2003 was $27,534 and $18,830, respectively.

         START-UP COSTS

         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Costs of Start-up Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         STOCK-BASED COMPENSATION

         Employee stock awards under the Company's compensation plans are accounted for in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees", and related interpretations. The Company provides the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and related interpretations. Stock-based awards to non-employees are accounted for under the provisions of SFAS 123 and has adopted the enhanced disclosure provisions of SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment of SFAS No. 123".

         The Company measures compensation expense for its employee stock-based compensation using the intrinsic-value method. Under the intrinsic-value method of accounting for stock-based compensation, when the exercise price of options granted to employees is less than the estimated fair value of the underlying stock on the date of grant, deferred compensation is recognized and is amortized to compensation expense over the applicable vesting period. In each of the periods presented, the vesting period was the period in which the options were granted.

         The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board
         (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMMON STOCK ISSUED FOR OTHER THAN CASH

         Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK

         Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented

         The following is a reconciliation of the computation for basic and diluted EPS:

                                                         2004           2003
                                                     -----------    -----------

         Net income (loss)                           $  (635,407)   $  (171,496)
                                                     -----------    -----------

         Weighted average common shares
           outstanding (Basic)                         6,068,386      4,508,203

         Weighted average common stock equivalents
             Stock options                                    --             --
             Warrants                                         --             --
                                                     -----------    -----------

         Weighted average common shares
           outstanding (Diluted)                       6,068,386      4,508,203
                                                     ===========    ===========


         There are no common stock equivalents outstanding at December 31, 2004 and 2003.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE RECOGNITION

         The Company records its transactions under the accrual method of accounting whereby income gets recognized when the services are rendered and collection is reasonably assured.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amount reported in the balance sheets for cash and cash equivalents and liability for stock to be issued approximate fair value because of the immediate or short-term maturity of these financial instruments.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123"("SFAS 148"). SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based employee compensation using the intrinsic value method of APB Opinion No. 25, "Accounting for Stock Issued to Employees," but has adopted the enhanced disclosure requirements of SFAS 148.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In May 2003, the FASB issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have a significant impact on the Company's results of operations or financial position.

NOTE 3-  EQUIPMENT

         Equipment consist of the following at December 31, 2003 and 2002:

                                               2004          2003
                                             --------      --------
         Computer and office equipment       $ 11,001      $  9,110
         Less:  accumulated depreciation       (2,155)         (191)
                                             --------      --------

         Net book value                      $  8,846      $  8,919
                                             ========      ========


         Depreciation expense for the years ended December 31, 2004 and 2003 was $1,964 and $191, respectively.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

         COMMON STOCK

         As of December 31, 2003, the Company has 50,000,000 shares of common stock authorized at $0.001 par value and 6,180,000 issued and outstanding.

         The following details the stock transactions for the Company for the year ended December 31, 2003:

         The Company issued 180,000 shares of its common stock for $180,000.

         The following details the stock transactions for the year ended December 31, 2004:

         In November 2002, the Company issued 2,550,000 shares to one of its founders. In September of 2004, 2,550,000 of these shares were cancelled by the Company. The Company has retroactively reflected the cancellation of these shares back to 2002.

                  The Company issued 916,916 shares of par value $.001 stock valued at $1.00 per share for cash for a total value of $916,916.

NOTE 5 - PROVISION FOR INCOME TAXES

         The Company accounts for income taxes using the liability method. At December 31, 2004 and 2003 deferred tax assets consist of the following:

                                          2004           2003
                                       ---------      ---------

         Deferred tax asset            $ 242,100      $  51,449

         Less: valuation allowance      (242,100)       (51,449)
                                       ---------      ---------

         Net deferred tax assets       $      --      $      --
                                       =========      =========


         At December 31, 2004, the Company had accumulated deficits approximating $807,000, available to offset future taxable income through 2024. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in the future period.

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 6 - RELATED PARTY TRANSACTION

         The Company utilized office space at the personal residence of one of the shareholders of the Company and was not charged any rental expense for said office usage for the year ended December 31, 2002. This agreement ceased to exist on November 1, 2003 as a new office facility was leased as of that.

NOTE 7-  OPERATING LEASES

         The Company leases office space under a sixty-three month lease commencing December 31, 2004 with a renewal option for a five-year period. Monthly payments under the current lease are $3,978. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

         The following is a schedule by years of future minimum rental payments required under operating lease that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2004:

         For the years ending
         December 31,

               2005                          $ 47,740
               2006                            49,172
               2007                            50,647
               2008                            52,166
               2009                            53,731
                                             --------

         Total minimum payments required     $253,456
                                             ========


NOTE 8 - GOING CONCERN

         The accompanying financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has sustained operating losses, and has little recurring revenues to sustain its operations. These items raise substantial doubt about the Company's ability to continue as a going concern.



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

                            MEDICAL CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


NOTE 8 - GOING CONCERN (CONTINUED)

         In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         The Company's continued existence is dependent upon its ability to generate sufficient cash flows from equity financing and product revenues. The Company anticipates generating revenues in the first quarter of 2004.


NOTE 9 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

         The Company has restated their financial statements due to the cancellation of 2,550,000 shares issued to a founder in the year ended 2003. The Company has retroactively reflected the cancellation back to the year ended 2002. This restatement had no effect on net income.


NOTE 10 - SUBSEQUENT EVENT

         Effective as of January 26, 2005, the Company entered into a share for share exchange agreement with Webb Mortgage Depot, Inc. Webb Mortgage Depot, Inc. is a publicly traded company on the OTC bulletin board
         (WBBM). The transaction will be accounted for as a reverse merger with the operations at Medical Connections, Inc. being the surviving entity. The anticipating closing date is March 2005.







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